Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

In re Sanchez Energy Derivative Litigation	Consolidated C.A. No. 9132-VCG

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

TO:                           ALL RECORD AND BENEFICIAL HOLDERS OF COMMON STOCK OF SANCHEZ ENERGY CORPORATION (“SANCHEZ ENERGY” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON AUGUST 11, 2017 (“CURRENT SANCHEZ ENERGY STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
  YOUR RIGHTS WILL BE AFFECTED BY THE ACTION.

This Notice relates to a proposed settlement (the “Settlement”) of the above-captioned stockholder derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”).  Subject to the approval of the Court, the proposed Settlement will resolve all claims brought in the Action by plaintiffs City of Roseville Employees’ Retirement System, Delaware County Employees Retirement Fund, and Robert Friedman (collectively, the “Plaintiffs”), derivatively on behalf of nominal defendant Sanchez Energy, against defendants A.R. Sanchez, Jr., Antonio R. Sanchez, III, Gilbert A. Garcia, Greg Colvin, Alan G. Jackson (collectively the “Individual Defendants” or the “Board”), defendant Sanchez Resources, LLC (“Sanchez Resources”), and defendant Eduardo Sanchez (together with the Individual Defendants and Sanchez Resources, the “Sanchez Defendants”); and defendants Altpoint Capital Partners LLC (“Altpoint Capital”) and Altpoint Sanchez Holdings (“Altpoint Holdings”) (together, the “Altpoint Defendants” and, collectively with the Sanchez Defendants, the “Defendants” and, together with Plaintiffs and nominal defendant Sanchez Energy, the “Parties”).(1)

(1)  The terms and condition of the proposed Settlement are set forth in the Stipulation of Settlement dated August 11, 2017 (the “Stipulation”), which is publicly available for review as indicated in paragraph 37 below.  All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

PLEASE NOTE:  The terms of the proposed Settlement are described in paragraphs 15-17 below.  Because this Action was brought as a derivative action on behalf of and for the benefit of Sanchez Energy, the benefits from the Settlement will go to Sanchez Energy.  Individual Sanchez Energy stockholders will not receive any direct payment from the Settlement.  Also, please note that there is no proof of claim form for stockholders to submit in connection with this Settlement, and stockholders are not required to take any action in response to this Notice.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.                                      The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Current Sanchez Energy Stockholders’ legal rights.

2.                                      In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.  In this case, Plaintiffs have filed suit on behalf of and for the benefit of Sanchez Energy against Defendants seeking to enforce the Company’s legal rights.  A description of the claims asserted in the Action is set forth in paragraph 4 below.

3.                                      As described more fully in paragraphs 31-36 below, Current Sanchez Energy Stockholders have the right to object to the proposed Settlement and the application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses. Current Sanchez Energy Stockholders also have the right to appear and be heard at the Settlement Hearing that will be held by the Court to consider the fairness, reasonableness, and adequacy of the proposed Settlement and Plaintiffs’ Counsel’s fee and expense application.  See paragraphs 27-30 below for more details about the Settlement Hearing, including the date and location of the hearing.

WHAT IS THIS CASE ABOUT?  WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES.  THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

4.                                      On January 28, 2014, Plaintiffs filed the Verified Consolidated Stockholder Derivative Complaint (“Complaint”).  The Complaint alleges that the Individual Defendants breached their fiduciary duties in connection with Sanchez Energy’s August 2013 purchase of working interests in the Tuscaloosa Marine Shale (“TMS”) from Sanchez Resources, allegedly permitting the payment of improper royalties to Sanchez Resources, and permitting the purchase of certain assets from Sanchez Resources and the Altpoint Defendants (the “Transaction”).  The Complaint further alleges that Sanchez Resources, the Altpoint Defendants and Eduardo Sanchez aided and abetted in the aforementioned breaches of fiduciary duties by the Individual Defendants.

5.                                      On August 22, 2014 the Court heard oral argument concerning Defendants’ motions to dismiss and issued an Opinion and Order on November 25, 2014, granting Defendants’ motions to dismiss (the “Motion to Dismiss Order”).  Thereafter, on December 22, 2014, Plaintiffs filed a notice of appeal to the Supreme Court of Delaware.

6.                                      The Supreme Court of Delaware heard oral argument concerning Plaintiffs’ appeal of the Motion to Dismiss Order granting Defendants’ motions to dismiss on September 24, 2015.  On October 2, 2015, the Supreme Court of Delaware reversed the Motion to Dismiss Order and remanded the action to the Court for further proceedings on October 20, 2015.

7.                                      On November 3, 2015, the Altpoint Defendants, Sanchez Resources and Eduardo Sanchez renewed their motions to dismiss the Complaint.  Thereafter the parties engaged in extensive discovery, including party and third-party document productions, totaling millions of pages of documents.

8.                                      On July 18, 2016, the Court heard oral argument concerning the renewed motions to dismiss filed by the Altpoint Defendants, Sanchez Resources and Eduardo Sanchez.  In a telephonic ruling on August 9, 2016, the Court denied those renewed motions to dismiss.

9.                                      On July 7, 2016, counsel for all parties participated in a full-day mediation session in Houston, TX, before Robert A. Meyer, Esq. (the “Mediator”).  In advance of that session, the parties submitted and exchanged detailed mediation statements and exhibits, which addressed the issues of liability, causation and damages.  The mediation session ended without any agreement being reached.

10.                               Thereafter, the parties engaged in discovery of the merits of the case, as well as further settlement discussions.

11.                               As part of ongoing settlement discussions involving the Mediator, an independent committee of the Sanchez Energy Board of Directors consisting of Brian Carney, Robert V. Nelson, III, and Sean M. Maher (the “Committee”) considered and determined that an acquisition by the Company of Sanchez Resources would be consistent with the long term strategic plans of the Company and would be in the best interests of the Company if effected through a settlement of the Action.

12.                               To facilitate discussions among the Parties about a possible settlement that would include, as part of the consideration provided to the Company, a transfer of the full equity ownership of Sanchez Resources to Sanchez Energy, the Committee retained Cypress Associates, LLC (“Cypress Associates”) to provide a valuation of Sanchez Resources.

13.                               After extensive due diligence, Cypress Associates provided to the Committee and the Parties a report opining that the net asset value of Sanchez Resources as of June 9, 2017, was $16.712 million (the “Cypress Valuation Report”).  A copy of the Cypress Valuation Report was filed with the Court as Exhibit A to Stipulation, which is publicly available for review as indicated in paragraph 37 below;

14.                               After continued arm’s-length negotiations and discussions between the Parties, all of which were overseen by the Mediator, the Parties reached an agreement in principle to settle the claims asserted in the Action.  On August 11, 2017, the Parties executed the Stipulation, which sets forth the final terms and condition of the proposed Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

15.                               As consideration for the Settlement, within ten (10) business days of the Effective Date, (i) the amount of $11.75 million (the “Settlement Payment”) ($9,250,000 to be paid by or on behalf of the Sanchez Defendants, and $2,500,000 to be paid by or on behalf of the Altpoint Defendants), plus interest earned thereon, minus the amount of any Fee and Expense Award (defined in paragraph 26 below), any Incentive Award (defined in paragraph 26 below), and any taxes on any interest earned, will be paid to the Company from an escrow account funded by Defendants prior to the Settlement Hearing; (ii) 100% of the full and unencumbered equity of Sanchez Resources will be transferred to Sanchez Energy, Sanchez Resources will be maintained and operated as a wholly owned subsidiary of Sanchez Energy, and all debt of Sanchez Resources will remain with Sanchez Resources and will not become an obligation of Sanchez Energy; (iii) Sanchez Resources will transfer to Sanchez Energy any and all royalty interests it has in any assets within the Tuscaloosa Marine Shale (“TMS”); and (iv) the Altpoint Defendants will transfer to Sanchez Energy their 1% overriding royalty interest in the TMS acreage received as part of the Transaction.

16.                               Pursuant to the Settlement, Defendants have agreed that Sanchez Energy will use the Net Settlement Amount to fund development and operations (excluding compensation) of assets of the Company.

17.                               Also, pursuant to the Settlement, the Parties agree that Defendants A.R. Sanchez, Jr., Antonio R. Sanchez, III, Eduardo Sanchez, any member of their immediate families, or any entity controlled in whole or in part by any of them, will not be reimbursed for any consideration paid in connection with the Settlement.  Additionally, the Settlement provides that the composition of the Sanchez Energy Compensation Committee, which is currently comprised of three new directors added since the filing of this Action (Brian Carney, Robert V. Nelson, III, and Sean M. Maher) and three directors who are defendants in this Action (Gilbert A. Garcia, Greg Colvin, Alan G. Jackson) shall be changed to remove Alan Jackson and Greg Colvin from the Compensation Committee, leaving a majority of new directors.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

18.                               Plaintiffs and Plaintiffs’ Counsel thoroughly considered the facts and law underlying the Action.  Plaintiffs maintain that the claims asserted against Defendants have merit, but also believe that the Settlement provides substantial and immediate benefits for Sanchez Energy.  In addition, Plaintiffs have considered (i) the desirability of permitting the Settlement to be consummated according to its terms; (ii) the expense and length of continued proceedings necessary to prosecute the claims asserted against Defendants through trial and appeals; and (iii) the likelihood of monetary recovery to the extent Plaintiffs were able to secure a monetary judgment against one or more of the Defendants.

19.                               In light of the monetary recovery and the transfer of the equity ownership of Sanchez Resources to Sanchez Energy, Plaintiffs and Plaintiffs’ Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Sanchez Energy and its stockholders.  The Settlement provides substantial immediate benefits to Sanchez Energy without the risk that continued litigation could result in obtaining similar or lesser relief for Sanchez Energy after continued extensive and expensive litigation against Defendants, including trial and the appeals that were likely to follow.

20.                               Defendants maintain that their conduct was at all times proper and in compliance with applicable law and they have denied, and continue to vigorously deny, that they have committed or intended to commit any breaches of their obligations or violations of law arising out of any of the conduct, statements, acts, or omissions alleged in the Action or otherwise.  Defendants further deny that they breached their fiduciary or any other legal duties, or aided and abetted the breach of any such duties.  The Individual Defendants assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Sanchez Energy.  Defendants, however, recognize the uncertainty and the risk inherent in any litigation, and the difficulties and substantial burdens, expense, and length of time that may be necessary to defend this proceeding through the conclusion of discovery, summary judgment motions, trial, post-trial motions, and appeals.  Defendants wish to eliminate the uncertainty, risk, burden, and expense of further litigation, and to permit the operation of Sanchez Energy without further distraction and diversion of its directors and executive personnel with respect to the Action.  Defendants thus acknowledge that the Stipulation provides a benefit to Sanchez Energy.  Defendants have therefore determined to settle claims asserted against them in the Action on the terms and conditions set forth in this Stipulation and to put the Plaintiffs’ Released Claims (defined in paragraph 21 below) to rest finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?
WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

21.                               If the Settlement is approved by the Court, and if the other conditions of the Settlement are satisfied, the Court will enter a judgment (the “Judgment”).

The Judgment will dismiss the Action with prejudice and the following releases will occur:

Release of Claims by Plaintiffs and Current Sanchez Energy Stockholders: Upon the Effective Date,(2) Plaintiffs, derivatively on behalf of Sanchez Energy, and each and every other Current Sanchez Energy Stockholder, derivatively on behalf of Sanchez Energy, shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever compromised, settled, resolved, released, relinquished, waived and discharged any and all of the Plaintiffs’ Released Claims (defined below) against the Defendants’ Released Persons (defined below), and shall forever be enjoined from prosecuting any or all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons.

“Plaintiffs’ Released Claims” means and includes any and all claims for relief or causes of action, debts, demands, rights, or liabilities whatsoever, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, in any court, tribunal, forum, or proceeding, that (i) were asserted against the Defendants in the Action or that could have been asserted against the Defendants based on the facts alleged in Action, or (ii) that arise out of or relate to the Transaction; provided, however, that the Plaintiffs’ Released Claims do not include (i) any direct claims of any Sanchez Energy stockholder (including any claims arising out of, based upon, or relating to the federal or state securities laws); or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Defendants’ Released Persons occurring after the date of execution of this Stipulation.

“Defendants’ Released Persons” means Sanchez Energy and the Defendants together with each of their respective predecessors, successors, subsidiaries, affiliates, agents, attorneys, fiduciaries, advisors, insurers, partners, consultants. and each of their past or present officers, directors, and employees, and anyone else acting on any of Defendants’ Released Persons’ behalf in connection with the allegations asserted in the Complaint.

(2)  The “Effective Date” of the Settlement is the date that the Judgment becomes Final (i.e., no longer subject to review upon appeal or review in connection with a petition for writ of certiorari or similar writ, whether by exhaustion of any possible appeal, lapse of time, or otherwise.)

Release of Claims by the Defendants and Sanchez Energy:  Upon the Effective Date, each of the Defendants and Sanchez Energy shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever compromised, settled, resolved, released, relinquished, waived and discharged any and all of the Defendants’ Released Claims (defined below) against the Plaintiffs’ Released Persons (defined below) and Defendants’ Released Persons, and shall forever be enjoined from prosecuting any or all of the Defendants’ Released Claims against the Plaintiffs’ Released Persons or the Defendants’ Released Persons.

“Defendants’ Released Claims” means and includes any and all claims for relief or causes of action, debts, demands, rights, or liabilities whatsoever, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, against (i) any Plaintiffs’ Released Person(s) arising from or relating in any way to Plaintiffs’ prosecution of and participation in the Action or their conduct as derivative plaintiffs in the Action, or (ii) Defendants’ Released Persons arising from or relating in any way to the Transaction or this Action.

“Plaintiffs’ Released Persons” means City of Roseville Employees’ Retirement System, Delaware County Employees Retirement Fund and Robert Friedman, and all other Current Sanchez Energy Stockholders, and their respective past, present, or future trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, advisors, consultants, attorneys, personal or legal representatives, accountants, and associates.

22.                               Plaintiffs, in their individual capacities, and derivatively on behalf of Sanchez Energy, acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Plaintiffs’ Released Claims, but that it is their intention to fully, finally, and forever settle and release with prejudice any and all of the Plaintiffs’ Released Claims.  Upon the Effective Date, Plaintiffs and Sanchez Energy shall have expressly waived and relinquished and, by operation of the Judgment, each and every Current Sanchez Energy Stockholder shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law).  California Civil Code § 1542 provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

23.                               The Defendants and Sanchez Energy acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Defendants’ Released Claims, but that it is their intention to fully, finally, and forever settle and release with prejudice any and all of the Defendants’ Released Claims.  Upon the Effective Date, Defendants and Sanchez Energy, and their respective counsel, shall have expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law).

24.                               Pending final determination of whether the Settlement should be approved, the Parties agree not to institute, commence, prosecute, continue, or in any way participate in any action or other proceeding asserting any Plaintiffs’ Released Claims against any Defendants’ Released Persons or any Defendants’ Released Claims against any Plaintiffs’ Released Persons.

HOW WILL THE ATTORNEYS BE PAID?

25.                               Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims asserted in the Action against Defendants, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket expenses.  Plaintiffs’ Counsel invested their own resources for pursuing the Action on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through the Action.  In light of the risks undertaken in pursuing the Action on a contingency basis and the benefits created for Sanchez Energy and its stockholders through the Settlement and the prosecution of the claims asserted in the Action against Defendants, Plaintiffs’ Counsel intend to petition the Court for an award of attorneys’ fees in the amount of $6,000,000.00 plus litigation expenses in an amount not to exceed $550,000.00 to be paid from the Settlement Payment.  Plaintiffs’ Counsel also intend to apply for an incentive award for City of Roseville Employees’ Retirement System, Delaware County

Employees Retirement Fund and Robert Friedman in the amount of $5,000.00 each, payable from the Settlement Payment.  The applications for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel and for an incentive award to Plaintiffs are collectively referred to herein as the “Fee and Expense Application.”

26.                               The Court will determine the amount of any fee and expense award to Plaintiffs’ Counsel (the “Fee and Expense Award”) and any incentive award to Plaintiffs (“Incentive Award”).  The full amount of any Fee and Expense Award and any Incentive Award shall be paid from the Settlement Payment.  Sanchez Energy stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

27.                               The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing.  The Settlement Hearing will be held on November 6, 2017 at 1:00 p.m., before The Honorable Sam Glasscock III, at the Court of Chancery of the State of Delaware, Court of Chancery Sussex County Courthouse, 34 The Circle, Georgetown, DE 19947.  At the Settlement Hearing, the Court will (a) determine whether the Settlement should be approved by the Court as fair, reasonable, and adequate; (b) determine whether the Court should enter an Order and Judgment, substantially in the form attached as Exhibit E to the Stipulation, dismissing the Action with prejudice, and releasing and enjoining prosecution of any and all Plaintiffs’ Released Claims as against the Defendants’ Released Persons; (c) consider Plaintiffs’ Counsel’s Fee and Expense Application; (d) hear and determine any objections to the Settlement or the Fee and Expense Application; and (e) rule on such other matters as the Court may deem appropriate.

28.                               The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of Plaintiffs’ Counsel’s Fee and Expense Application, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof.  The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice of any kind.

29.                               Current Sanchez Energy Stockholders do not need to attend the Settlement Hearing.  The Court will consider any submission made in accordance with the provisions below even if you do not attend the hearing.

30.                               Please Note: The date and time of the Settlement Hearing may change without further written notice to you.  You should monitor Plaintiffs’ Counsel’s websites, http://www.gelaw.com/settlements/sanchez-energy, www.blbglaw.com, and www.chimicles.com, before making plans to attend the Settlement Hearing.  You may also confirm the date and time of the Settlement Hearing by contacting Plaintiffs’ Counsel as indicated in paragraph 37 below.

DO I HAVE THE RIGHT TO OBJECT TO THE SETTLEMENT OR THE FEE AND EXPENSE APPLICATION? DO I HAVE THE RIGHT TO OR APPEAR AT THE SETTLEMENT HEARING?

31.                               Any person or entity that owned Sanchez Energy common stock as of August 11, 2017 (the date of execution of the Stipulation) and continues to own such stock through November 6, 2017 (the date of the Settlement Hearing), may object to the Settlement or Plaintiffs’ Counsel’s Fee and Expense Application.  Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery, Court of Chancery Sussex County Courthouse, 34 The Circle, Georgetown, DE 19947, no later than October 27, 2017.  Copies of the objection and all supporting papers must also be served (by hand, first class U.S. mail, or express service) upon each of the following counsel such that they are received on or before October 27, 2017:

Plaintiffs’ Counsel:

Michael J. Barry, Esquire

GRANT & EISENHOFER P.A.

123 S. Justison Street

Wilmington, DE 19801

Scott M. Tucker, Esquire

CHIMICLES & TIKELLIS LLP

222 Delaware Avenue, Suite 1100

P.O. Box 1035

Wilmington, DE 19899

Mark Lebovitch, Esquire

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

Defendants’ Counsel:

Peter B. Ladig, Esquire

MORRIS JAMES LLP

500 Delaware Avenue, Suite 1500

Wilmington, Delaware 19801

John D. Hendershot, Esquire

RICHARDS LAYTON & FINGER P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

William M. Lafferty, Esquire

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1251 Avenue of the Americas New York, NY 10020

1201 North Market Street

Wilmington, Delaware 19801

Patricia L. Enerio, Esquire

HEYMAN ENERIO GATTUSO & HIRZEL LLP

300 Delaware Avenue, Suite 200

Wilmington, DE 19801

Rolin P. Bissell, Esquire

YOUNG CONWAY STARGATT & TAYLOR LLP

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

32.                               Any objections, filings and other submissions:  (a) must state the name, address and telephone number of the objector and, if represented by counsel, the name, address and telephone number of his, her or its counsel; (b) must be signed by the objector; (c) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (d) must include documentation sufficient to prove that the objector owned shares of Sanchez Energy common stock as of August 11, 2017 (the date of execution of the Stipulation) and affirm that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing.

33.                               You may file a written objection without having to appear at the Settlement Hearing.  You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

34.                               If you wish to be heard orally at the hearing in opposition to the approval of the Settlement or Plaintiffs’ Counsel’s Fee and Expense Application, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on counsel for Plaintiffs and Defendants at the addresses set forth in ¶ 31 above so that it is received on or before October 27, 2017.  Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.  Such persons may be heard orally at the discretion of the Court.

35.                               You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing.  However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on counsel for Plaintiffs and Defendants at the addresses set forth in ¶ 31 above so that the notice is received on or before October 27, 2017.

36.                               Unless the Court otherwise directs, any person or entity who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement, the application for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel, Plaintiffs’ Counsel’s application for an incentive award to Plaintiffs, or any other matter related to the Settlement, in the Action or any other action or proceeding.

CAN I SEE THE COURT FILE?  WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

37.                               This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing.  For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation of Settlement, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery, Court of Chancery Sussex County Courthouse, 34 The Circle, Georgetown, DE 19947, during regular business hours of each business day.  You may also view a copy of the Stipulation (including the Cypress Valuation Report attached as Exhibit A to Stipulation) and the Complaint at www.sanchezenergycorp.com or at http://www.gelaw.com/settlements/sanchez-energy, www.blbglaw.com or www.chimicles.com.  If you have questions regarding the Settlement, you may write or call the following counsel for Plaintiffs:  Michael J. Barry, Esquire, Grant & Eisenhofer P.A., 123 S. Justison Street, Wilmington, DE 19801, (302) 622-7000.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: August 18, 2017

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE